Exhibit 10.1

TPI COMPOSITES, INC.

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT dated November 22, 2021 (this “Agreement”) is entered into by and among TPI Composites, Inc., a Delaware corporation (the “Company”), and Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P., a Delaware limited partnership, Opps TPIC Holdings, LLC, a Delaware limited liability company, and Oaktree Phoenix Investment Fund, L.P., a Delaware limited partnership, (each an “Investor” and collectively, the “Investors”), and the Holders that from time to time after the date hereof become a party hereto by executing a joinder in the form attached as Exhibit A hereto.

WHEREAS, the Investors and the Company have entered into that certain Series A Preferred Stock Purchase Agreement, dated as of November 8, 2021, by and among the Company and the Investors (the “Purchase Agreement”);

WHEREAS, the Company proposes to issue to the Investors warrants to purchase certain shares of Common Stock pursuant to the Warrant to be dated of even date herewith (the “Warrant”); and

WHEREAS, as an inducement for the Investors to enter into the Purchase Agreement, the Company agreed to enter into this Agreement with the Investors pursuant to which the Company shall provide the Investors with certain registration, investor and other rights, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, private investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person; provided that neither the Investors nor any of their Affiliates shall be considered Affiliates of the Company for purposes of this definition.

“Aggregate Basis” means as to any calculation, such calculation made, aggregating the beneficial ownership of the Holders that are Affiliates of each other.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act on Form S-3ASR.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially own” and “beneficial owner” shall have correlative meanings.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, a Sunday, any other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Bylaws” means the bylaws of the Company, as amended, restated or otherwise modified from time to time.

“Certificate of Designations” means the Certificate of Designations setting forth the rights, powers, preferences and privileges of the Series A Preferred Stock.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as it may be amended, restated or otherwise modified from time to time.

“Change of Control” has the meaning ascribed to such term in the Certificate of Designations.

“Common Stock” means the shares of the Company’s common stock, par value $0.01 per share.

“Company Market Capitalization” means (1) the VWAP of the Common Stock multiplied by (2) the number of shares of Common Stock issued and outstanding as of the Closing Date (as defined in the Purchase Agreement).

“Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

“Control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Exchange Act” means the United States Securities Exchange Act of 1934, as it may be amended from time to time, together with all the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority or any successor agency.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity or self-regulatory organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including FINRA and any national or regional stock exchange on which the Common Stock is then listed or is proposed to be listed), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holders” means the holders of Registrable Securities and the term “Holder” means any such Person.

“Investor Amount” means (a)(i) $350,000,000.00 plus (ii) the amount of any additional investment by the Investors pursuant to the Purchase Agreement plus (iii) the aggregate Curative Funding Amount (accounting for any Excess Curative Funding) less (b) an amount equal to (i) the number of shares of Series A Preferred Stock that the Company has redeemed pursuant to Section 7 of the Certificate of Designations as of the date of the applicable Offer Notice multiplied by (ii) the Original Issue Price (as defined in the Certificate of Designations).

“Law” means any United States federal, state or local or foreign law, rule, regulation, form, statute, Order or other legally enforceable requirement (including common law) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Listing” means, with respect to a security, the listing of such security for trading on the relevant stock exchange in compliance with the rules and regulations of such stock exchange, which Listing may be subject to official notice of issuance.

“NASDAQ” means the Nasdaq Global Market.

“Order” means any judgment, decision, writ, order, injunction, award, decree or other determination of or by any Governmental Authority.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Permitted Transferee” means a Person to whom a Holder of Registrable Securities transfers such Registrable Securities in accordance with this Agreement, to the extent such Registrable Securities remain Registrable Securities following such transfer.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Pro Rata Percentage” means a fraction (expressed as a percentage), (1) the numerator of which is an amount equal to (A) the Investor Amount plus (B) the Warrant VWAP and (2) the denominator of which is an amount equal to (A) the Company Market Capitalization plus (B) the Investor Amount plus (C) the Warrant VWAP.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means the offer for sale of securities pursuant to an effective Registration Statement filed under the Securities Act.

“Registrable Securities” means (a) all Common Stock issued or issuable upon exercise of the Warrants and (b) all other securities issued in respect of such Warrants or into which such Warrants are later converted or reclassified, in each case of clauses (a) and (b), in each case held by (i) the Investors, (ii) any fund managed by or under common management with the Investors and (iii) any Affiliate of the foregoing, whether now owned or hereafter acquired, and their respective Permitted Transferees; provided, however, that any such Registrable

Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities have been disposed of pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule) or such securities may be sold pursuant to Rule 144 of the Securities Act (including, for the avoidance of doubt, Rule 144) (or any similar provisions in force) without regard to volume or manner of sale limitations and represent beneficial ownership of less than 1.0% of the outstanding Common Stock on an Aggregate Basis.

“Registration” means a registration with the SEC of the offer and sale of the securities of the Company to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with obligations under Article II to register the Registrable Securities, regardless of whether the applicable Registration Statement is declared effective, and with respect to any Underwritten Offering conducted in connection therewith, including, but not limited to, (a) all registration and filing fees, (b) fees and expenses of compliance with securities or “blue sky” laws (including disbursements of counsel in connection with “blue sky” qualifications of Registrable Securities), (c) expenses in connection with preparing, printing, mailing and delivering Registration Statements, prospectuses, any documents in connection therewith and any amendments or supplements to the forgoing, (d) security engraving and printing expenses, (e) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (f) costs of printing and producing any agreements among Underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (g) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (h) messenger and delivery expenses, (i) fees and disbursements of custodians, counsel for the Company, and all independent certified public accountants (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “comfort” letters or any special audits incidental to or required by any registration or qualification), (j) fees and disbursements of Underwriters customarily paid by issuers of securities, including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the FINRA (in each case, excluding underwriting discounts, commissions and transfer taxes), and other Persons retained by the Company, (k) the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (l) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Article II, (m) the expense of any annual audit or quarterly review, (n) the expense of any liability insurance, (o) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, (p) reasonable fees, out- of-pocket costs and out-of-pocket costs expenses of one counsel to the Holders holding Registrable Securities covered by each Registration Statement (“Holders’ Counsel”), selected pursuant to Section 2.9, (q) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (r) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating and (s) the expenses and fees for listing the securities on any securities exchange or automated interdealer quotation system; provided, that Registration Expenses shall not include any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Securities by a Holder.

“Registration Participant” means, with respect to any Registration, including a public sale or shelf take-down, any holder of Registrable Securities participating as a selling stockholder in such Registration; provided, that a holder of Registrable Securities shall not be considered a Registration Participant in connection with a shelf registration unless and until such holder of Registrable Securities participates in such shelf take-down.

“Registration Statement” means any registration statement of the Company that covers the offer and sale of Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Regulatory Approval Condition” means the Investors or any of their Affiliates is required to wait for the expiration of any waiting period under, file any notice, report or other submission with, or obtain any consent, registration, approval, permit or authorization from any Governmental Entity under any applicable Law in connection with such transaction, including under (a) any U.S. or non-U.S. competition, merger control, antitrust or similar law, (b) any law that may be applicable to the direct or indirect ownership of equity in the Company and its Subsidiaries or (c) any law related to the foregoing.

“Rule 144” means Rule 144 under the Securities Act, as amended.

“S-3 Shelf Eligible” means the Company is eligible to use Form S-3 in connection with a secondary public offering of its equity securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in accordance with SEC Guidance.

“SEC” means the Securities and Exchange Commission or any similar agency having jurisdiction to enforce the Securities Act.

“SEC Guidance” means (a) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (b) any oral or written comments, requirements or requests of the SEC or its staff, (c) the Securities Act and the Exchange Act and (d) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities” means (a) with respect to the Company, shares of Common Stock, preferred stock or any other class or series of capital stock of the Company, (b) with respect to any Subsidiary of the Company, any equity securities, (c) any warrants, options, rights or other securities exchangeable or exercisable for, or convertible into, any Securities described in clause (a) or clause (b), and (c) any indebtedness instrument for borrowed money (including any promissory note), whether issued by the Company or any Subsidiary thereof, exchangeable or exercisable for, or convertible into, any Securities described in clause (a) or clause (b).

“Securities Act” means the United States Securities Act of 1933, as it may be amended from time to time, together with all the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the preferred stock of the Company designated as “Series A Preferred Stock”.

“Series A Requisite Investors” means, as of any date of determination, the holders of a majority of the then outstanding shares of Series A Preferred Stock.

“Shelf Registration Statement” means a Registration Statement filed with the SEC on Form S-3 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering the offer and sale of all or any portion of the Registrable Securities, as applicable.

“Shelf Registered Securities” means any Registrable Securities whose offer and sale is registered pursuant to a Registration Statement filed in connection with a Shelf Registration (including an Automatic Shelf Registration Statement).

“Subsidiaries” means, with respect to any Person, any Affiliate controlled by such Person, directly or indirectly through one or more intermediaries.

“Third Party” means any Person other than the Investors, the Holders, the Company or any of their respective Affiliates.

“Trading Day” means a day on which NASDAQ is open for the transaction of business.

“Transaction Agreements” means this Agreement, the Purchase Agreement, the Certificate of Designations, the Warrant, and any other instruments or documents entered into in connection with herewith and therewith.

“Transfer” means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance of Securities, in each case whether direct or indirect, in whole or in part, by operation of law or otherwise, whether for value or no value and whether voluntary or involuntary.

“Underwriters” means an underwriter or underwriters with respect to any Underwritten Public Offering.

“Underwritten Offering” means a Public Offering in which securities of the Company are sold to Underwriters for reoffering to the public (including any underwritten “block trade”).

“VWAP” means the volume weighted average price as of the close of trading at 4:00 p.m. eastern time of the Common Stock on NASDAQ as reported by Bloomberg, L.P. for each of the ten Trading Days beginning with the first Trading Day following the Closing Date (as defined in the Purchase Agreement).

“Warrant VWAP” means an amount equal to (1) the VWAP of the Common Stock multiplied by (2) the number of shares of Common Stock issuable if the Warrant were exercised in full as of the date of determination.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a) (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to Register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 under the Securities Act and (b) is not an “ineligible issuer” as defined in Rule 405 promulgated under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

2.1 Demand Registration Rights.

(a) Demand Rights. Subject to the terms and conditions of this Agreement, including those in the next succeeding sentence, from and after the date that the Company consummates the transactions contemplated by the Purchase Agreement, from time to time, at any time the Company is not in compliance with its obligations under Section 2.2 to file and maintain the effectiveness of a Shelf Registration Statement, if the Holders of at least 25% of the Registrable Securities provide notice (a “Demand”) requesting that the Company effect the Registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities, as the case may be (the “Demanding Holders”), which Demand shall specify the number of such Registrable Securities to be registered by the Demanding Holders and the intended method or methods of disposition of such Registrable Securities, the Company shall use its commercially reasonable efforts to effect, as promptly as practicable, the registration of the offer and sale of such Registrable Securities under the Securities Act and applicable state securities laws, under a Registration Statement on such form as may be permitted under SEC Guidance (which shall be on Form S-3 or Form S-3ASR, to the extent permitted by SEC Guidance), and to keep such Registration Statement (the “Demand Registration Statement”) effective for so long as is necessary to permit the disposition of such Registrable Securities, in accordance with the intended method or methods of disposition stated in such Demand. At any time and from time to time after the date hereof, a Holder shall have the right to initiate up to three Demand Registration hereunder on behalf of the Holders of Registrable Securities; provided, that in each case, (i) the gross proceeds reasonably anticipated to be generated from the offering subject to such Demand Registration (as determined in good faith by the relevant Demanding Holders and their Underwriters) equals or exceeds $25,000,000, unless such registration shall include all of the Registrable Securities, as the case may be, then owned by such Demanding Holder, as the case may be, and (ii) the Company shall not be required to effect more than one Demand Registration in any consecutive 120-day period; provided, however, that a Demand Registration shall not be counted for such purposes unless the Demand Registration Statement shall have been deemed effective in accordance with Section 2.1(b). A Demand Registration Statement may be for an offering of securities on a delayed or continuous basis under Rule 415 of the Securities Act and shall be on such appropriate form that the Company is eligible to use pursuant to SEC Guidance as shall be selected by the Company and as shall permit the intended method or methods of distribution specified by the Demanding Holders, including a distribution to, and resale by, the partners, equityholders or Affiliates of the Demanding Holders. At the request of the Demanding Holders, the “Plan of Distribution” section of any Registration Statement filed in respect of a Demand Registration or Shelf Registration (as defined below) shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Registrable Securities, including agented transactions, block trades, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a Public Offering (each, an “Alternative Transaction”). The Underwriter or Underwriters selected for any Underwritten Offering registered pursuant to a Demand shall be selected in accordance with Section 2.7(f). Upon receipt of a Demand, the Company shall promptly give written notice of such Demand to each other Holder of Registrable Securities in the manner provided in Section 2.3, and the Company shall, subject to Section 2.1(c), use its commercially reasonable efforts to effect the registration on a Demand Registration Statement under the Securities Act of the offer and sale of the Registrable Securities that the Holders, whether in connection with the exercise of Demand rights pursuant to Section 2.1 or piggyback rights pursuant to Section 2.3 below, have requested the Company to register; provided, that the Company may also include in such Demand Registration Statement securities to be sold for its own account, subject to Section 2.1(c). The rights of Holders with respect to a Demand shall be subject to Suspension Periods, as provided in Section 2.5. The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in a Demand shall be approved by the Demanding Holders holding a majority of the Registrable Securities included in the Demand Registration Statement for the Demanding Holders.

(b) Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a Demand Registration shall not be deemed to have been effected (i) if the Demand Registration Statement has not become effective; (ii) if, after the Demand Registration Statement has become effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity for any reason and the Registrable Securities requested to be registered cannot legally be distributed pursuant to such Demand Registration Statement; (iii) if such Demand Registration Statement does not remain effective for the period required under Section 2.7(a); (iv) in the event of an Underwritten Offering or Alternative Transaction, if the conditions to closing specified in the relevant underwriting or other agreement entered into in connection with such Demand Registration are not satisfied or waived (other than by reasons primarily attributable to the Demanding Holders); and (v) if the Common Stock and Registrable Securities, as the case may be, have not been approved for Listing.

(c) Priority. In connection with an Underwritten Offering registered pursuant to a Demand Registration, if the managing Underwriter advises the Company that, in its view, the number of Registrable Securities requested to be included in the Underwritten Offering registered under such Demand Registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of securities that can be sold without having a material and adverse effect on such offering, including the price at which such securities can be sold (with respect to any such offering, the “Maximum Offering Size”), the Company shall include in such offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(i) first, Registrable Securities that are requested to be included in such offering pursuant to Section 2.1, on a pro rata basis based on the requesting Holders’ beneficial ownership of Registrable Securities;

(ii) second, any other securities that are requested to be included in such offering pursuant to the exercise of piggyback rights by any persons with rights to participate therein; and

(iii) third, all shares of Common Stock that are requested to be included in such offering by the Company for its own account.

2.2 Shelf Registration Statements.

(a) Initial Shelf Registration. Provided (i) the Company is S-3 Shelf Eligible and (ii) a Shelf Registration on a Form S-3 registering Registrable Securities for resale is not then effective (subject to any applicable Suspension Period), the Company shall use its reasonable best efforts to file and make effective as soon as reasonably practicable, and in any case no earlier than 30 days following the date hereof, a Registration Statement on Form S-3 for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), with respect to all of the Registrable Securities. The Company shall promptly give notice at least 10 Business Days prior to the anticipated filing date of such Shelf Registration to all Holders of Registrable Securities, and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request by written notice to the Company, given within five Business Days after such Holders are given the Company’s notice of the Shelf Registration. The “Plan of Distribution” section of such Shelf Registration shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Registrable Securities, including Alternative Transactions. With respect to each Shelf Registration, the Company shall use its reasonable best efforts to cause such Registration Statement to remain effective until the date set forth in Section 2.7(a)(ii). No Holder shall be entitled to include any of its Registrable Securities in a Shelf Registration unless such Holder has complied with Section 2.8. The obligations set forth in this Section 2.2(a) shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities in accordance with Section 2.7(f) and has otherwise complied with its obligations pursuant to this Article II. The rights of Holders with respect to any Shelf Registration shall be subject to Suspension Periods, as provided in Section 2.5.

(b) Shelf Take-Downs. A Holder of Shelf Registered Securities may sell pursuant to the Shelf Registration Statement from time to time in accordance with the plan of distribution set forth in the Shelf Registration Statement. A Holder or Holders of Shelf Registered Securities may also request (the “Shelf Public Offering Request”) that a shelf take-down be in the form of an Underwritten Offering (a “Shelf Public Offering”) if the gross proceeds reasonably anticipated to be generated from the sale of the Shelf Registered Securities (as determined in good faith by the relevant Holders and their Underwriters) equals or exceeds $15,000,000. Promptly upon receipt of a Shelf Public Offering Request, the Company shall provide notice (the “Shelf Public Offering Notice”) of such proposed Underwritten Offering (which notice shall state the material terms of such proposed Underwritten Offering, to the extent known, as well as the identity of the Shelf Public Offering Requesting Holder) to the other Holders holding Shelf Registered Securities. Such other Holders may, by written request to the Company and the Shelf Public Offering, within five Business Days after receipt of such Shelf Public Offering Notice, offer and sell up to all of their Shelf Registered Securities of the same class or series as the Shelf Registered Securities proposed to be sold in such Underwritten Offering. No Holder shall be entitled to include any of its Registrable Securities in a Shelf Public Offering unless such Holder has complied with Section 2.8. The Underwriter or Underwriters selected for such Underwritten Offering shall be selected in accordance with Section 2.7(f). The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in a Shelf Public Offering shall be approved by the Shelf Public Offering Requesting Holder.

(c) Priority. In a Shelf Public Offering, if the managing Underwriter advises the Company and the Shelf Public Offering Requesting Holder that, in its view, the number of Registrable Securities requested to be included in such Shelf Public Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, the Company shall include in such Shelf Public Offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(i) first, Shelf Registrable Securities that are requested to be included in such Shelf Public Offering, on a pro rata basis on the basis of the Holders’ of Shelf Registrable Securities beneficial ownership of the Common Stock; and

(ii) second, all securities that are registered on the applicable Shelf Registration Statement and are requested to be included in such Shelf Public Offering by the Company.

(d) Subsequent Shelf Registration. After the Registration Statement with respect to a Shelf Registration is declared effective, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as permitted by SEC Guidance, (i) as promptly as practicable after receiving a request from a Holder that is a Permitted Transferee of a former Holder of Shelf Registrable Securities, file a prospectus supplement to include such Permitted Transferee as a selling stockholder in such Registration Statement, (ii) if it is a Well-Known Seasoned Issuer and such Registration Statement is an unallocated Automatic Shelf Registration Statement to which additional selling stockholders may be added by means of a prospectus supplement under Rule 430B, as promptly as practicable after receiving such request, file a prospectus supplement to include such Holders as selling stockholders in such Registration Statement, or (iii) otherwise, as promptly as practicable after the date the Registrable Securities requested to be registered pursuant to this Section 2.2(e) that have not already been so registered represent more than 1.5% of the outstanding Registrable Securities, file a post-effective amendment to the Registration Statement or a new Shelf Registration Statement, as applicable, to include such Holders in such Shelf Registration and use its commercially reasonable efforts to have such post-effective amendment or new Shelf Registration Statement declared effective. To the extent that any Registration Statement with respect to a Shelf Registration is expected to no longer be usable for the resale of Registrable Securities registered thereon (“Remaining Registrable Securities”) pursuant to SEC Guidance, the Company shall, not later than 90 days prior to the date such Registration Statement is expected to no longer be usable, use its commercially reasonable efforts to prepare and file a new Registration Statement with respect to such Shelf Registration, as if the holders of such Remaining Registrable Securities had requested a Shelf Registration with respect thereto pursuant to Section 2.2(a) and perform all actions required under this Agreement with respect to such Shelf Registration.

(e) Automatic Shelf Registration Statements. As long as the Company remains a Well-Known Seasoned Issuer eligible to use an Automatic Shelf Registration Statement in accordance with SEC Guidance, upon the request of the Holders of at least 25% of the Shelf Registrable Securities registered on such Shelf Registration Statement, the Company shall, as promptly as practicable, register such Shelf Registrable Securities under an Automatic Shelf Registration Statement, but in no event later than 15 Business Days thereafter, and to use commercially reasonable efforts to cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 2.7(a)(ii). At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it shall no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), as promptly as practicable and at least 30 days prior to such Determination Date, the Company shall (i) give written notice thereof to all of the Holders and (ii) if the Company is S-3 Shelf Eligible, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 2.2(a) and use its commercially reasonable efforts to have such Registration Statement declared effective prior to the Determination Date.

If the Company has filed an existing Automatic Shelf Registration Statement that is effective, and it is likely that such existing Automatic Shelf Registration Statement shall no longer be effective pursuant to SEC Guidance as of a Determination Date, although the Company shall remain a Well- Known Seasoned Issuer as of such Determination Date, the Company shall use commercially reasonable efforts to file a new Automatic Shelf Registration Statement to replace such existing Automatic Shelf Registration Statement prior to such Determination Date and cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 2.7(a)(ii).

2.3 Piggyback Registration Rights.

(a) At any time the Company proposes to file a Registration Statement to register Common Stock under the Securities Act (other than pursuant to Sections 2.1 or 2.2), or to conduct an Underwritten Offering from an existing Shelf Registration Statement, whether or not for its own account (other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) or for the account of any person (other than a Holder pursuant to Sections 2.1 or 2.2), the Company shall give written notice thereof to each Holder at least 10 Business Days before such filing or the commencement of such Underwritten Offering, as applicable, offering each Holder the opportunity to register on such Registration Statement or including in such Underwritten Offering, as applicable, such number of Registrable Securities as such Holder may request in writing not later than five Business Days after receiving such notice in writing from the Company (a “Piggyback Registration”). Upon receipt by the Company of any such request, the Company shall use its commercially reasonable efforts to, or in the case of an Underwritten Offering, use its commercially reasonable efforts to cause the Underwriters to, include such Registrable Securities in such Registration Statement (or in a separate Registration Statement concurrently filed) and to cause such Registration Statement to become effective with respect to such Registrable Securities. If no request for inclusion from a Holder is received by the Company within the deadlines specified above, such Holder shall have no further right to participate in such Piggyback Registration. Notwithstanding the foregoing, if at any time after giving written notice of a registration in accordance with the first sentence of this paragraph (a) and before the effectiveness of the Registration Statement described in such notice, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to each Holder exercising its rights to Piggyback Registration, (i) in the case of a determination not to effect registration, relieve itself of its obligation to effect a Piggyback Registration of the Registrable Securities in connection with such registration or (ii) in the case of a determination to delay registration, delay the Piggyback Registration of such Registrable Securities of the Holders for the same period as the delay in the registration of such other Registrable Securities; provided, that in the case of any such termination, withdrawal or delay, all expenses incurred in connection with such Piggyback Registration shall be borne entirely by the Company as set forth in Section 2.9. If any Holder requests inclusion in a registration pursuant to this Section 2.3, which Holder may, at any time before the effective date of the Registration Statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company; provided, however, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or otherwise require a recirculation of the prospectus contained in the Registration Statement, then such Holder shall have no right to so revoke his, her, or its request. The Company shall keep the Holder reasonably informed as to the status or expected timing of the launch of any Public Offering registered pursuant to any such Piggyback Registration. No registration of Registrable

Securities effected under this Section 2.3 shall relieve the Company of its obligations to effect any Demand Registration pursuant to Section 2.1 or Shelf Registration pursuant to Section 2.2. The rights of Holders with respect to a Piggyback Registration shall be subject to Suspension Periods, as provided in Section 2.5. To the extent an Underwritten Offering is made under any such Registration Statement, all Holders exercising their right to Piggyback Registration must sell their Registrable Securities to the Underwriters selected as provided in Section 2.7(f) on the same terms and conditions as apply to the other securityholders selling in such Underwritten Offering.

(b) If a Piggyback Registration involves an Underwritten Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.1(c) shall apply or a Shelf Public Offering, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.2(c) shall apply) and the managing Underwriter advises the Company that, in its view, the number of Registrable Securities that the Holders and the Common Stock that the Company intend to include in such Underwritten Offering exceeds the Maximum Offering Size, the Company shall include in such Underwritten Offering the following securities, in the following priority, up to the Maximum Offering Size:

(i) first, all Common Stock that is requested to be included by the Company in the Underwritten Offering for its own account;

(ii) second, Registrable Securities that are requested to be included in the Underwritten Offering pursuant to this Section 2.3 by any Holder on a pro rata basis on the basis of the requesting Holders’ beneficial ownership of the Common Stock; and

(iii) third, all other securities that are requested to be included in the Underwritten Offering for the account of any other Persons with such priorities among them as the Company shall determine.

2.4 Underwritten Offering. Notwithstanding anything herein to the contrary, no Holder may participate in any Underwritten Offering hereunder unless such Holder completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements (as approved in accordance with the terms of this Agreement), and other documents reasonably requested under the terms of such underwriting arrangements; provided, that all Persons participating in such Underwritten Offering shall be required to complete and execute, on the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements, and other documents (if applicable). The right of a Holder to register and sell Registrable Securities in an Underwritten Offering shall also be subject to any restrictions, limitations or prohibitions on the sale of Registrable Securities (subject to the limitations in Section 2.6) as may be required by the Underwriters in the interests of the offering (and, without limiting the foregoing, each Holder shall in connection therewith agree to be bound by (and if requested, execute and deliver) a lock-up agreement with the Underwriter(s) of any such Underwritten Offering as provided in Section 2.6).

2.5 Suspension. Notwithstanding anything to the contrary contained in this Article II, but subject to the limitations set forth in this Section 2.5, the Company shall be entitled to suspend its obligation to (a) file or submit (but not to prepare) any Registration Statement in connection with any Demand Registration or Shelf Registration, (b) file or submit any amendment to such a Registration Statement, (c) file, submit or furnish any supplement or amendment to a prospectus included in such a Registration Statement, (d) make any other filing with the SEC, (e) cause such a Registration Statement or other filing with the SEC to become or remain effective or (f) take any similar actions or actions related thereto (including entering into agreements and actions related to the marketing of securities) (collectively, “Registration Actions”) (A) upon (i) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the Board of Directors’ determination, in its good faith judgment, that any such Registration Action should not be taken because it would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger or other transaction involving the Company or any of its Subsidiaries, (iii) the Company possessing material non-public information the disclosure of which the Board of Directors determines, in its good faith judgment, would reasonably be expected to not be in the best interests of the Company or (B) to the extent necessary to ensure compliance with the Company’s insider trading policy. Upon the occurrence of any of the conditions described in clause (i), (ii) or (iii) above in connection with undertaking a Registration Action, the Company shall give prompt notice of such suspension (and whether such action is being taken pursuant to clause (i), (ii) or (iii) above) (a “Suspension Notice”) to the Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph. The Company may only suspend Registration Actions pursuant to clause (ii) or (iii) above on two occasions during any period of 12 consecutive months for a reasonable time specified in the Suspension Notice but not exceeding an aggregate of 90 days (which period may not be extended or renewed) during such 12 consecutive month period (each such occasion, a “Suspension Period”). Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (1) the date on which the Company gives the Holders a notice that the Suspension Period has terminated and (2) the date on which the number of days during which a Suspension Period has been in effect exceeds the 90-day limit during such 12 consecutive month period. If the filing of any Demand Registration or Shelf Registration is suspended pursuant to this Section 2.5, once the Suspension Period ends the Holders requesting such registration may request a new Demand Registration or Shelf Registration (and any such request for a Demand Registration shall not be counted as an additional Demand Registration for purposes of Section 2.1(a)). Notwithstanding anything to the contrary in this Article II, the Company shall not be in breach of, or have failed to comply with, any obligation under this Article II where the Company acts or omits to take any action in order to comply with applicable Law, any SEC Guidance or any Order. Each Holder shall keep confidential the fact that a Suspension Period is in effect unless otherwise notified by the Company, except (a) for disclosure to the Registration Participants or Holders, as applicable, and their employees, agents and professional advisers who reasonably need to know such information for purposes of assisting such Registration Participants or Holders with respect to its investment in the Common Stock and agree to keep it confidential, (b) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who are subject to confidentiality arrangements with such Holder, (c) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (d) as required by applicable Law (provided, that the Holder gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law), and (e) for disclosure to any other Holder who is subject to the foregoing confidentiality requirement.

2.6 Lockup Agreements.

(a) Each Holder owning Registrable Securities representing beneficial ownership of 1% or more of the outstanding Common Stock hereby agrees that, in connection with an Underwritten Offering, except for sales in such Underwritten Offering:

(i) it shall not effect any public sale or distribution (including sales pursuant to Rule 144 and pursuant to derivative transactions) of Common Stock (1) in connection with an Underwritten Offering that is being made pursuant to a Demand Registration Statement, a Shelf Registration Statement or a Piggyback Registration, in each case in accordance with this Article II, during (A) the period commencing on the seventh day prior to the expected time of circulation of a preliminary prospectus with respect to such Underwritten Offering (or, if no preliminary prospectus is circulated, the commencement of any marketing efforts with respect to such Underwritten Offering) and ending on the 90th day following the date of the final prospectus covering such Registrable Securities in connection with such Underwritten Offering or (B) such shorter period as the Underwriters with respect to such Underwritten Offering may require; provided, that the duration of the restrictions described in this clause (i) shall be no longer than the duration of the shortest restriction generally imposed by the Underwriters on the chief executive officer and the chief financial officer of the Company (or Persons in substantially equivalent positions) in connection with such Underwritten Offering; and

(ii) it shall execute a lock-up agreement in favor of the Underwriters in form and substance reasonably acceptable to the Company and the Underwriters to such effect.

(b) In connection with an Underwritten Offering, except for sales in such Underwritten Offering, the Company (and its directors and officers) agrees that it:

(i) shall not effect any public sale or distribution of Common Stock or securities convertible into or exercisable for Common Stock (except pursuant to (a) registrations on Form S-8 or Form S-4 or any similar or successor form under the Securities Act or (b) a trading plan pursuant to Rule 10b5-1 under the Exchange Act) during (1) the period commencing on the seventh day prior to the expected time of circulation of a preliminary prospectus with respect to such Underwritten Offering (or, if no preliminary prospectus is circulated, the commencement of any marketing efforts with respect to such Underwritten Offering) and ending on the 90th day following the date of the final prospectus covering such Registrable Securities in connection with such Underwritten Offering or (2) such shorter period as the Underwriters with respect to such Underwritten Offering may require; and

(ii) to the extent requested by the Underwriters participating in such Underwritten Offering, it shall agree to include provisions in the relevant underwriting or other similar agreement giving effect to the restrictions described in clause (i) above, in form and substance reasonably acceptable to such Underwriters.

2.7 Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, subject to Section 2.5, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and, in connection with any such request:

(a) The Company shall, as soon as practicable, prepare and file with the SEC a Registration Statement on the form required by this Article II under which such Registration Statement is required to be filed, which form shall be available, pursuant to SEC Guidance, for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed Registration Statement to become and remain effective, to the extent permitted by SEC Guidance, for a period of (i) not less than 180 days (or, if sooner, until all Registrable Securities have been sold under such Registration Statement), which duration shall not count any Suspension Period, or (ii) in the case of a Shelf Registration, until the earlier of the date (1) on which all of the securities covered by such Shelf Registration are no longer Registrable Securities and (2) on which the Company cannot extend the effectiveness of such Shelf Registration because it is no longer S-3 Shelf Eligible.

(b) Prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide to each Holder, the Holders’ Counsel and each Underwriter, if any, with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus proposed to be filed with the SEC, and thereafter the Company shall furnish to such Holder, the Holders’ Counsel and Underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder; provided, however, that in no event shall the Company be required to provide to any Person any materials, information or document required to be filed by the Company pursuant to the Exchange Act prior to its filing other than in connection with a Public Offering (other than as provided in the Agreement of which this Article II forms a part). In addition, the Company shall, as expeditiously as practicable, keep the Holders advised in writing as to the initiation and progress of any registration under Sections 2.1, 2.2 or 2.3 and provide each Holder with copies of all correspondence (including any comment letter) with the SEC or any other Governmental Authority in connection with any such Registration Statement. Each Holder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Holder, and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if such modification the Company reasonably expects that so doing would cause the relevant document to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act and other SEC Guidance applicable to the Company with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Holder holding Registrable Securities covered by such Registration Statement and the Holders’ Counsel any stop order issued or threatened by the SEC or any state securities commission with respect thereto and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder holding such Registrable Securities reasonably (in light of such Holder’s intended plan of distribution) requests, and continue such registration or qualification in effect in such jurisdiction for the shortest of (1) as long as permissible pursuant to the Laws of such jurisdiction, (2) as long as any such Holder requests or (3) until all such Registrable Securities are sold and (ii) cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.7(d), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

(e) The Company shall as promptly as practicable notify each Holder holding such Registrable Securities covered by such Registration Statement (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the occurrence of an event as a result of which, the preparation of a supplement or amendment to such prospectus is required so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in light of the circumstances under which they were made not misleading and the Company shall promptly prepare and make available to each Holder and file with the SEC any such supplement or amendment, (ii) if the Company becomes aware of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement or related prospectus covering Registrable Securities or for additional information relating thereto, (iii) if the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

(f) (i) The Holders holding a majority of the Registrable Securities to be included in a Demand Registration or intended to be sold pursuant to a Shelf Public Offering pursuant to a “take down” under a Shelf Registration, but not, for the avoidance of doubt, a Piggyback Registration, shall have the right to select Underwriters in connection with any Underwritten Offering resulting from the exercise of a Demand Registration or a Shelf Registration (which Underwriters may include any Affiliate of any Holder so long as including such Affiliate would not require that the separate engagement of a qualified independent underwriter with respect to such offering), subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company shall select Underwriters in connection with any other Underwritten Offering. In connection with any Underwritten Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering, including, if required, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) Subject to confidentiality arrangements or agreements in form and substance reasonably satisfactory to the Board of Directors, the Company shall make available for inspection (upon reasonable notice and during normal business hours) by any Holder and any Underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 2.7 and any attorney, accountant or other professional retained by any such Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the officers and the employees of the Company to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records is necessary to comply with SEC Guidance, Law or legal or administrative process, (iv) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public other than as a result of a violation of this Section 2.7(g) or any other agreement or duty of confidentiality, (v) the information in such Records is or becomes available to the public other than as a result of disclosure by any Inspector in violation the confidentiality agreements or, (vi) the information in such Records is or was independently developed by any Inspector without the benefit of the information in such Records. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates for any other purpose, including as the basis for any market transactions in any securities of the Company, unless and until such information is made generally available to the public. Each Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall, to the extent permitted by applicable Law, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall furnish to each Holder, and to each Underwriter, if any, a signed counterpart, addressed to such Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, the managing Underwriter therefor reasonably requests.

(i) The Company shall otherwise comply with all applicable SEC Guidance and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

(j) The Company may require each Holder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be reasonably required in connection with such registration.

(k) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.7(e), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement (including any Shelf Registration) covering such Registrable Securities until such Holder’s receipt of (i) copies of the supplemented or amended prospectus from the Company or (ii) further notice from the Company that distribution can proceed without an amended or supplemented prospectus, and, in the circumstances described in clause (i) above, if so directed by the Company, such Holder shall deliver to the Company (or otherwise destroy and promptly certify in writing to such destruction) all copies, other than any file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.7(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.7(e) to the date when the Company shall (1) make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 2.7(e) or (2) deliver to such Holder the notice described in clause (ii) above.

(l) The Company shall use its commercially reasonable efforts to maintain the listing of all Registrable Securities of any class or series covered by such Registration Statement on NASDAQ or another U.S. national securities exchange.

(m) The Company shall have appropriate officers (i) upon reasonable request and at reasonable times prepare and make presentations at any “road shows” in connection with Underwritten Offerings and (ii) otherwise use their commercially reasonable efforts to cooperate as requested by the Underwriters in the offering, marketing or selling of the Registrable Securities.

(n) The Company shall as soon as possible following its actual knowledge thereof, notify each Holder: (i) of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement, a related prospectus (including a Free Writing Prospectus) or for any other additional information; or (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose.

(o) The Company shall reasonably cooperate with each Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA.

(p) The Company shall take all other steps reasonably necessary to effect the registration of such Registrable Securities and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities.

(q) The Company shall, within the deadlines specified by SEC Guidance, make all required filings of all prospectuses (including any Free Writing Prospectus) with the SEC and make all required filing fee payments in respect of any Registration Statement or related prospectus used under this Article II (and any offering covered hereby).

(r) The Company shall, if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the Underwriters reasonably request (which information may be provided by means of a prospectus supplement if permitted by SEC Guidance).

2.8 Holder Obligations.

(a) If Registrable Securities owned by any Holder are included in a Demand Registration Statement, a Shelf Registration Statement or a Piggyback Registration, such Holder shall furnish promptly to the Company such information regarding itself and the distribution of such Registrable Securities by such Holder as is required under SEC Guidance or as the Company may otherwise from time to time reasonably request in writing.

(b) Each Holder that has requested inclusion of its Registrable Securities in any Registration Statement shall (i) furnish to the Company (as a condition precedent to such Holder’s participation in such registration) in writing such information with respect to such Holder, its ownership of Common Stock and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by SEC Guidance for use in connection with any related Registration Statement or prospectus (or amendment or supplement thereto) and any Free Writing Prospectus related thereto and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not cause such Registration Statement, prospectus or Free Writing Prospectus (A) to fail to comply with SEC Guidance or (B) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) comply with SEC Guidance and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of Registrable Securities.

(c) Each Holder shall, as promptly as practicable, to the extent it is a Registration Participant in a Registration Statement, following its actual knowledge thereof, notify the Company of the occurrence of any event that would reasonably be expected to cause a Registration Statement or prospectus in which its Registrable Securities or any related Free Writing Prospectus are included, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d) Each Holder shall use commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement to the extent it is a Registration Participant and any related prospectus or Free Writing Prospectus.

(e) Each Holder agrees that no Holder shall be entitled to sell any Registrable Securities pursuant to a Registration Statement or to receive a prospectus relating thereto unless such Holder has complied with its obligations under this Article II.

2.9 Registration Expenses. In connection with the Company performing its obligations under this Article II, the Registration Expenses of all Registrations shall be borne by the Company, regardless of whether the Registration Statement becomes effective or such offering or other transaction is completed.

2.10 Indemnification.

(a) The Company agrees to indemnify, to the fullest extent permitted by law, each Holder holding Registrable Securities covered by a Registration Statement, its Affiliates, stockholders, employees, agents, officers, partners, members, and directors, and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively the “Holder Parties”), for whom Registrable Securities are to be registered pursuant to this Article II against all losses, claims, damages, liabilities, and expenses (including reasonable expenses of investigation and reasonable attorneys’, accountants’ and experts’ fees and expenses) (“Damages”) caused by or relating to (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any documents incorporated by reference therein, or any Free Writing Prospectus utilized in connection therewith; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, and shall reimburse each such Holder Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Damages or in related actions or proceedings, except, in each case, insofar as the same are caused by or contained in any information regarding such holder furnished in writing to the Company by such holder expressly for use therein. The Company also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities (including any Holders who is deemed to be an Underwriter within the meaning of Section 2(a)(11) of the Securities Act), their respective officers and directors and each Person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Holders provided in this Section 2.10.

(b) In connection with any Registration Statement in which a Holder for whom Registrable Securities are to be registered pursuant to this Article II is participating, each such Holder shall, to the fullest extent permitted by law, indemnify (i) the Company, (ii) each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (iii) each other Holder participating in any offering of Registrable Securities and (iv) the respective partners, Affiliates, stockholders, members, officers, directors, employees and agents of each of the Persons specified in clauses (i) through (iv), from and against all Damages to the same extent as the foregoing indemnity from the Company resulting from or relating to (1) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any Free Writing Prospectus utilized in connection therewith; (2) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, but only to the extent, in each such case, that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit regarding such holder so furnished in writing by such Holder expressly for use therein; provided, that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. As a condition to including Registrable Securities in any Registration Statement filed in accordance with this Article II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any Underwriter to indemnify and hold it harmless to the extent customarily provided by Underwriters with respect to similar securities and offerings. No Holder shall be liable under this Section 2.10 for any Damages in excess of the net proceeds realized by such Holder in the sale of Registrable Securities of such Holder to which such Damages relate.

(c) If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.10(a) or 2.10(b), such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party (1) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (2) there would be rights or defenses that would be available to such Indemnified Party that are not available to the Indemnifying Party. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Damages (to the extent obligated herein) by reason of such settlement or judgment. Without the prior written consent of each affected Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

(d) If the indemnification provided for in Section 2.10(a) or Section 2.10(b) is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties or is insufficient in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Parties in connection with such actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in Section 2.10(a) or Section 2.10(b), any legal or other expenses reasonably incurred by a party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.10, no Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the Underwriters’ discounts and commissions) received by such Holder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligation to contribute pursuant to this Section 2.10 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

2.11 Rule 144. The Company shall use its commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act, and it shall use its commercially reasonable efforts to take such further action as any holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

2.12 Inconsistent Agreements. The Company and its Affiliates shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities at the time in question, enter into any agreement with respect to the registration or sale of its securities that is inconsistent with or senior to the rights granted under this Article II.

ARTICLE III

PREEMPTIVE RIGHTS

3.1 Grant of Preemptive Rights. If, for so long as the Investors or their Affiliates hold at least 25% of the then outstanding shares of Series A Preferred Stock, the Company or any of its Subsidiaries proposes to issue or Transfer (or offer to issue or Transfer) to any Person any Securities, other than Securities described in Section 3.5 (such Securities, “New Securities”), then the Company shall first deliver to the Investors a written notice (an “Offer Notice”) setting forth (a) the aggregate number of New Securities proposed to be issued or Transferred, (b) the price per New Security and all other material terms and conditions applicable to the offer and the New Securities (whether proposed to be set forth in the Organizational Documents, an agreement with the Company or any of its Subsidiaries or otherwise), (c) the identity of each Person to whom securities are proposed to be issued (or, if unknown, how such Persons shall be identified), (d) all written financial information and other disclosures provided by the Company or its representatives to any other proposed recipient of the New Securities and (e) an offer to issue or Transfer to the Investors, on the same terms and conditions described in the Offer Notice, up to a fraction of such New Securities equal to the Pro Rata Percentage.

3.2 Exercise of Preemptive Rights. The Investors may irrevocably elect to purchase New Securities on the terms set forth in the Offer Notice by delivering a written notice to the Company within 15 days after receipt of the Offer Notice (or such longer period as the Company may specify therein) setting forth the amount of New Securities that the Investors desire to purchase (a “Purchase Notice”).

3.3 Issuance of New Securities. Subject to Section 3.5, in the event the Investors timely deliver a Purchase Notice, then the issuance or Transfer of New Securities set forth in the Purchase Notice delivered by the Investors shall take place no later than 60 days after the date of the Offer Notice and, except as otherwise agreed in writing between the Company and the Investors, concurrent with the issuance of New Securities to other Person(s), if any, participating in such issuance or Transfer of New Securities, and the number of New Securities issued to Persons other than the Investors shall be no greater than the number of New Securities described in the Offer Notice minus the number of New Securities elected to be purchased by the Investors in the related Purchase Notice. In the event that the Investors do not timely deliver a Purchase Notice, then the Company or its Subsidiary, as applicable, shall have the right, but shall not be obligated, to issue or Transfer no later than 60 days after the date of the Offer Notice up to the number of New Securities described in the Offer Notice. In any event, New Securities issued hereunder to the Investors shall be on the terms set forth in the related Offer Notice, and New Securities issued to any other Person(s) shall be at a price and on other terms and conditions not more favorable to such Person(s) than those offered to the Investors in the related Offer Notice. No New Securities may be issued or Transferred by the Company or its Subsidiaries following the 60th day after the date of the Offer Notice without delivering to the Investors an additional Offer Notice in compliance with this Article III.

3.4 Right of Assignment. The Investors may assign, in whole or in part, their right to purchase New Securities pursuant to this Article III to any Affiliate and, upon such assignment, such Person shall be entitled to exercise the rights of the Investors hereunder.

3.5 Exceptions to Preemptive Rights. The rights of the Investors under this Article III shall not apply to Securities issued or Transferred (a) pursuant to the Amended and Restated 2015 Stock Option and Incentive Plan of the Company or any similar equity- or incentive-based compensation plan or agreement approved by the Board of Directors after the date of this Agreement, (b) as a result of any stock or equity split (or reverse split) of the Company or any of its Subsidiaries effected on a pro rata basis among all equity interests of the same class or series, (c) as a dividend or distribution on Series A Preferred Stock, (d) by a direct or indirect Subsidiary of the Company to the Company or another direct or indirect Subsidiary of the Company, (e) pursuant to the Purchase Agreement, (f) in accordance with an express waiver of the provisions of this Article III executed by the Investors, (g) to Persons as direct consideration for the acquisition of another corporation or other entity, or the acquisition of a line of business or of assets of another corporation or other entity, by the Company or any of its Subsidiaries, by stock purchase, merger, purchase of all or substantially all assets or other reorganization or (h) upon the conversion or exchange of any other Securities that were (i) issued prior to the date of this Agreement, (ii) offered to the Investors pursuant to this Article III or (iii) exempt from this Article III.

3.6 Regulatory Conditions. If, as a result of the exercise of a right pursuant to this Article III, the Investors notify the Company within five Business Days of their exercise of such right that the Investors reasonably believe a Regulatory Approval Condition may apply, then the Investors and the Company shall cooperate in good faith to determine the applicability of any such Regulatory Approval Condition and use (and cause their respective Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions reasonably necessary or advisable on their part to cause the satisfaction of any such Regulatory Approval Condition, including by (a) furnishing the other with all information concerning itself and its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Investors, or the Company or any of their respective Affiliates to any Governmental Authority in connection with such exercise; and (b) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, clearances, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate such purchase of New Securities. Notwithstanding anything to the contrary herein, in no event shall any transaction pursuant to this Article III occur without the written consent of the Investors and the Company unless and until the satisfaction of all Regulatory Approval Conditions that either such Person reasonably determines are applicable to such conversion. The costs and expenses of all activities required pursuant to this Article III shall be borne by the Person or Persons incurring such costs and expenses.

ARTICLE IV

BOARD RIGHTS

4.1 Series A Director. So long as 33% of the Series A Preferred Stock issued on the date of this Agreement (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) remains outstanding, the Series A Requisite Investors shall be entitled to nominate one director of the Company (the “Series A Director”) to the Board of Directors and all committees of the Board of Directors (subject, in the case of the committees of the Board of Directors, to NASDAQ listing requirements regarding director independence and to the independence requirements under Rules 10A-3 and 16b-3 of the Exchange Act) the Company shall cause the Series A Director to be so appointed as of the date hereof (or as of the date of the applicable nomination with respect to any Series A Director nominated after the date hereof). Notwithstanding the foregoing, the Series A Requisite Investors may, in their sole discretion, waive in a written notice to the Board of Directors the right of the Series A Requisite Investors to appoint the Series A Director. For the avoidance of doubt, the Series A Director shall be entitled to substantially comparable compensation for his or her service to the Company as the other members of the Board of Directors, including reimbursement from the Company for any reasonable out-of-pocket expenses incurred during the course of performing his or her duties as a Series A Director.

4.2 Observer. For so long as the holders of the Series A Preferred Stock have the right to designate the Series A Director to the Board of Directors, such holders shall also have the right to appoint one observer to the Board (the “Observer”) in lieu of the Series A Director. The Observer shall be entitled to attend all meetings of the Board of Directors and all committees thereof in a non-voting observer capacity and to receive copies of all materials relating to the Company and its Subsidiaries that would have been provided to the Series A Director and any committee of the Board of Directors, including notices, minutes, consents (including materials provided in connection with any solicitation of written consent of the Board of Directors) and any other materials provided to the directors at the same time and in the same manner as provided to the directors; provided, that the Observer shall agree to hold such materials and information in confidence to same extent as required of the Series A Director.

4.3 Company Obligations. The company covenants and agrees that for so long as the Series A Requisite Investors have the right to nominate a Series A Director to use its best efforts to ensure that (i) each Series A Director is included in the Board of Director’s slate of nominees in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board of Directors and (ii) each such nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board of Directors, and at every adjournment and postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to the election of members of the Board of Directors.

4.4 Term. Any Series A Director shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal. Any vacancy in the Board of Directors of a seat entitled to be filled by the holders of the Series A Preferred Stock under this Article IV may be filled by the Series A Requisite Investors. A Series A Director may be removed with or without cause, in each case only by the Series A Requisite Investors. If at any time less than 33% of the Series A Preferred Stock issued on the date of this Agreement remains outstanding, the Series A Director may be removed from the Board by the holders of a majority of the shares of Common Stock then entitled to vote at an election of directors of the Company.

4.5 Company Necessary Action. The Company shall take all necessary actions to cause the election of each designee to the Board of Directors as contemplated by this Article IV. The Company agrees that taking all necessary actions to effectuate the foregoing shall include (i) including such designees in the slate of nominees recommended by the Board of Directors at a meeting of stockholders called for the purpose of electing directors, (ii) nominating and recommending each such individual to be elected as a director as provided herein and (iii) soliciting proxies or consents in favor thereof.

ARTICLE V

STANDSTILL; RESTRICTIONS ON TRANSFER

5.1 Standstill. Other than pursuant to the preemptive rights set forth in Article III, as contemplated by the Purchase Agreement, any exercise of the Warrant or actions taken by the Series A Director in his/her capacity as a member of the Board in light of such director’s fiduciary duties, until the earlier of (a) the 3rd anniversary of the date hereof, (b) the expiration of the right of Series A Requisite Investors to elect the Series A Director, and (c) the date on which the Investors and their Affiliates beneficially own less than 5% of the shares of Common Stock then issued and outstanding, the Investors shall not (provided, that the foregoing limitation shall only apply to the “Power Opportunities” and “Opportunities” strategies of the Investors, and not to any other strategies of the Investors, the Investors’ Affiliates or any of its or their other investments or portfolio companies), except as expressly approved or invited in writing by the Company: (i) directly or indirectly, acquire beneficial ownership of Common Stock or Common Stock Equivalents or any instrument that gives the Investor or any of its Affiliates the economic equivalent of ownership of Common Stock (a “Derivative”); (ii) make a tender, exchange or other offer to acquire Common Stock or Common Stock Equivalents; (iii) directly or indirectly, (1) seek to have called any meeting of the stockholders of the Company or propose any matter to be voted upon by the stockholders of the Company, or (2) propose or nominate for election to the Board of Directors any person whose nomination has not been approved by a majority of the Board of Directors (excluding the Series A Director); (iv) directly or indirectly, knowingly encourage or support a tender, exchange or other offer or proposal by any other Person or group (an “Offeror”) for Common Stock (if such offer or proposal would, if consummated, result in a Change of Control of the Company, such offer or proposal is referred to as an “Acquisition Proposal”); provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company recommending that stockholders accept any such offer filed after such offer has commenced, the Investor shall not be prohibited from taking any of the actions otherwise prohibited by this Section 5.1 for so long as the Board of Directors maintains and does not withdraw such recommendation; (v) directly or indirectly, knowingly solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act); (vi) publicly propose (1) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses or any similar transaction involving the Company or (2) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company, in each case without the prior written consent of the Board (a transaction described in clauses (1) and (2) that would result in a Change of Control, is referred to as a “Business Combination”); (vii) knowingly act in concert with any Third Party to take any action in clauses (i) through (vi) above; (viii) make any public announcement regarding, or take any action that would reasonably be expected to require the Company to make a public announcement regarding, a potential Business Combination or any of the matters set forth in clauses (i) through (vii) above; or (ix) enter into any arrangements or agreements with any Person relating to the foregoing actions referred to in (i) through (vii) above; provided, however, that nothing contained in this Section 5.1 shall prohibit the Investor or any of their Affiliates from making confidential, non-public proposals to the Board of Directors.

5.2 Standstill Termination. Notwithstanding the foregoing, the restrictions set forth in Section 5.1 shall terminate automatically upon (a) any Third Party (i) becoming the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) of 35% or more of the issued and outstanding shares of Common Stock or (ii) commencing a tender or exchange offer that, if consummated, would make such person (or any of its affiliates) the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) of 35% or more of the issued and outstanding shares of Common Stock; (b) the Company entering into a definitive agreement with a Third Party to effectuate (i) a sale of 35% or more of the consolidated assets of the Company and its wholly owned subsidiaries or (ii) a transaction (1) that, in whole or in part, requires the approval of the Company’s stockholders and, (2) in which, based on information publicly available at the time of announcement of the entering into of such agreement, the holders of the Common Stock prior to such transaction will not own, immediately following such transaction, at least 80% of the Common Stock of either (A) the corporation resulting from such transaction, or (B), if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of all of the outstanding equity securities of such surviving corporation; or (c) the Company filing for bankruptcy.

5.3 Restrictions on Transfer. From and after the date hereof, the Investors shall not be permitted to Transfer any shares of Series A Preferred Stock held by the Investors as of the date hereof without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed); provided, that any Transfer to an Affiliate of the Investors shall not require such consent of the Company. Any transferee so consented to by the Company shall be bound by all of the provisions of the Transaction Agreements and Organizational Documents applicable to a holder of shares of Series A Preferred Stock.

ARTICLE VI

RECORDS; ACCESS; NOTICE; CERTIFICATION

6.1 Books and Records; Reports. For so long as the Investors or their Affiliates hold any shares of Series A Preferred Stock, the Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which true and complete entries (in all material respects in conformity with GAAP consistently applied) shall be made of all financial transactions and matters involving the assets and business of the Company or any Subsidiary, as the case may be. For the avoidance of doubt, a restatement of the Company’s financial statements shall not constitute a breach of this Section 6.1. For so long as the Investors or their Affiliates hold any shares of Series A Preferred Stock, the Company shall deliver to the Investors (a) any financial or other reports delivered to the applicable lenders under the agreements or instruments for any indebtedness of the Company (collectively, the “Company Debt Agreements”) promptly following such delivery thereof and (b) as soon as available, and in any event within 30 days after the end of each month, a summary financial statement of the Company and its Subsidiaries as at the end of such calendar month, including the unaudited consolidated balance sheet as at the end of such calendar month and unaudited consolidated statements of income, statement of cash flows and stockholders’ equity for such calendar month and for the period from the beginning of the then current fiscal year to the end of such calendar month.

6.2 Access. For so long as the Investors or their Affiliates hold any shares of Series A Preferred Stock, the Company shall, and shall cause each of its Subsidiaries to, permit any representatives designated by the Investors, upon reasonable prior written notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during the Company’s normal business hours and as often as reasonably requested. Notwithstanding the foregoing, the Company shall not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that is subject to attorney-client or similar privilege or constitutes attorney work product. In addition to the foregoing, for so long as the Investors or their Affiliates hold any shares of Series A Preferred Stock, the Company shall provide the Investors with any other financial, tax, accounting or other information of the Company and its Subsidiaries as reasonably requested by the Investors, including any information that the Investors may reasonably request with respect to the Company’s current and accumulated earnings and profits for U.S. federal income tax purposes.

6.3 Notice. For so long as the Investors or their Affiliates hold any shares of Series A Preferred Stock, the Company shall promptly inform the Investors of (a) any breach by the Company or its Subsidiaries of any covenant contained in any Company Debt Agreement, (b) any commencement of any involuntary insolvency proceedings, material legal suit for payment of debt or securement of security from or by any person in respect of the Company or any of its Subsidiaries, (c) a breach of any Transaction Agreement or the Organizational Documents, and (d) any representation or statement made by the Company or any of its Subsidiaries under any Transaction Agreement which is or proves to have been materially incorrect or misleading in any respect when made or deemed to be made.

6.4 Certification. For so long as the Investors or their Affiliates hold any shares of Series A Preferred Stock, on the last day of each fiscal quarter of the Company, the Company shall deliver to the Investors a certification by the chief financial officer of the Company (or Persons in substantially equivalent positions) confirming the Company’s compliance with its covenants set forth in the Certificate of Designations and confirming the “Fixed Charge-Dividend Coverage Ratio” (as defined therein) of the Company as of such date, together with a reasonably detailed calculation thereof.

ARTICLE VII

RIGHT OF FIRST REFUSAL

7.1 Grant. For so long as the Investors or their Affiliates hold any shares of Series A Preferred Stock, the Company hereby unconditionally and irrevocably grants to the Investors and their Affiliates a right of first refusal (the “Right of First Refusal”) with respect to the granting of any financing to the Company or its Subsidiaries in connection with future requests for debt financing; provided that the foregoing shall not include any such debt financing (a) from commercial banks or (b) in the form of high yield debt financing on customary terms (under normal market conditions, not distressed conditions) (any such financing, a “ROFR Financing”).

7.2 Notice. In the event the Company or its Subsidiaries proposes to undertake a ROFR Financing, the Company must deliver to the Investors a written notice setting for the terms and conditions of such proposed ROFR Financing (the “Proposed Financing Notice”) no later than 20 days prior to the consummation of such proposed ROFR Financing. Such Proposed Financing Notice shall contain all of the proposed terms and conditions of the proposed ROFR Financing, the identity of the parties contemplated to provide such ROFR Financing and the intended closing date of such ROFR Financing. To exercise its Right of First Refusal under this Section 7.2, the Investors must deliver a notice to the Company within 15 days after delivery of the Proposed Financing Notice confirming the exercise of the Right of First Refusal and acceptance by the Investors of the ROFR Financing on the same material terms and conditions as set forth in the Proposed Financing Notice.

7.3 Conflict. In the event of any conflict between this Agreement and any other agreement or Organizational Document of the Company containing a right of first refusal, the terms of this Agreement shall control.

7.4 Period. No ROFR Financing may be consummated by the Company or its Subsidiaries following the 60th day after the date of the Proposed Financing Notice without the Company again delivering to the Investors an additional Proposed Financing Notice in compliance with this Article VII and again following the procedures set forth in this Article VII.

ARTICLE VIII

CURATIVE CAPITAL

8.1 Cure Notice. For so long as the Investors or their Affiliates hold any shares of Series A Preferred Stock, the Company shall provide prompt written notice to the Investors if the Company has been notified by its principal financial officer (or another senior executive officer of the Company) that a default of any Company Debt Agreement is reasonably likely to occur (or has occurred), including an estimate of the applicable amount (the “Cure Amount”) that may be needed to cure such possible default (such notice, the “Breach Notice”). The Company shall use reasonable best efforts to deliver such Breach Notice no later than ten Business Days prior to the date the Company is required to deliver a cure notice to the administrative agent under the applicable Company Debt Agreement.

8.2 Curative Capital. Following the Company’s delivery of a Breach Notice to the Investors, the Investors shall have the right to invest equity (“Curative Capital”) into the Company in exchange for Curative Equity, subject to the terms and conditions set forth in this Article VIII (the aggregate amount of Curative Capital funded by the Investors, the “Curative Funding Amount”); provided, however, that the Investors shall not have any rights to invest any Curative Capital if the lenders under the applicable Company Debt Agreement have agreed to waive compliance with the default to which the Breach Notice relates. For the avoidance of doubt, the Investors shall not be required to fund any amount of Curative Capital. Any Curative Capital invested shall be in the form of Curative Equity (as defined below). For purposes of this Agreement, “Curative Equity” means (a) a number of shares of Series A Preferred Stock equal to (i) the aggregate Curative Funding Amount (accounting for any Excess Curative Funding) divided by (ii) $1,000.00 and (b) warrants (in the same form, including at the same exercise price, as the Warrant) for a number of shares of Common Stock equal to (i) 0.0117 multiplied by (ii) the aggregate Curative Funding Amount (accounting for any Excess Curative Funding). Notwithstanding anything to the contrary herein, Article III shall not apply with respect to the funding and issuance of the Curative Capital and Curative Equity hereunder.

8.3 Curative Capital Notice. In the event the Investors elect to fund Curative Capital hereunder, the Investors shall deliver written notice to the Board of Directors (the “Curative Capital Notice”) within ten Business Days after receipt of the Breach Notice setting forth (a) the Cure Amount, (b) any amount in addition to the Cure Amount proposed to funded by the Investors (such excess, “Excess Curative Funding”) and the aggregate Curative Funding Amount (i.e., the Cure Amount plus any Excess Curative Funding) and (c) the closing date the Investors proposes for the funding of the Curative Capital (which shall not be after the date that Curative Capital must be received by the Company pursuant to the applicable Company Debt Agreement in order to cure an “Event of Default” or comparable term under any applicable Company Debt Agreement (the “Curative Capital Deadline”)). The acceptance of any Excess Curative Funding will be at the option of the Board of Directors. If a Curative

Capital Notice is timely received, the Company shall use reasonable best efforts to take such actions within its control to cause the closing of the purchase and sale of the Curative Capital, in the aggregate Curative Funding Amount (including the Excess Curative Funding, if accepted by the Board of Directors), to occur on or prior to the Curative Capital Deadline. If a Curative Capital Notice is not timely received, the Investors shall be deemed to have waived its preemptive rights with regard to any equity raised by the Company with the specific purpose of paying the Cure Amount included in the Breach Notice. Immediately upon the receipt of such Curative Capital Notice, the Company shall deliver a cure notice to the administrative agent and exercise its equity cure rights under the applicable Company Debt Agreement.

8.4 Payment. Curative Capital shall be paid in cash payable at the time of the acquisition thereof by wire transfer of immediately available funds. Any Curative Capital up to the amount of the Cure Amount shall be used exclusively to cure the applicable “Event of Default” or comparable term under the applicable Company Debt Agreement. The use of any Excess Curative Funding, if any, shall be determined by the Board of Directors. If any Curative Capital would be payable to the lenders pursuant to the applicable Company Debt Agreement upon receipt of such Curative Capital by the Company or any of its Subsidiaries, the Investors shall have the right to wire the funds directly to such lenders in accordance with the applicable Company Debt Agreement, and any such amounts so paid shall be deemed to have been paid to the Company (or its Subsidiary, as applicable) in exchange for the Curative Equity. The Company shall also provide the Investors with any applicable waiver, forbearance or similar agreement with respect to the applicable Company Debt Agreement (with respect to which the Curative Capital is being provided) at least two Business Days prior to the execution thereof and consider any comments thereon provided by the Investors in good faith.

ARTICLE IX

TAX MATTERS

9.1 Treatment of Preferred Stock. The Company and the Investors agree that it is their intention that the Warrants should be treated as common stock of the Company for U.S. federal income tax purposes. The Company and the Investors agree to take no positions or actions inconsistent with such treatment (including on any IRS Form 1099), unless otherwise required by (i) a change in applicable Law or (ii) the IRS or other relevant tax authority following an audit or other examination in which the tax treatment described in this paragraph was defended by the taxpayer in good faith.

9.2 Corporation Status. For so long as the Investors or their Affiliates hold any shares of Series A Preferred Stock, the Company shall not be liquidated, merged, converted into a limited liability company, or otherwise enter into a transaction pursuant to which the Company (or any resulting entity (including an interim entity in a series of steps)) ceases to exist as an entity treated as a corporation for U.S. federal income tax purposes (and state and local tax purposes, where applicable) without the Investors’ prior written approval.

ARTICLE X

INDEMNIFICATION

10.1 Right to Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended, any Series A Director, the Investors and their respective Affiliates (other than the Company and its Subsidiaries) and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, managers, directors, officers, employees and agents and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Covered Persons”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees), sustained or suffered by any such Covered Person based upon, relating to, arising out of, or by reason of any third party or governmental claims relating to such Covered Person’s status as a stockholder or controlling person of the Company (including any and all losses, claims, damages or liabilities under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any equity securities of the Company or to any fiduciary obligation owed with respect thereto), including in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Covered Person as a stockholder or controlling person, including claims alleging so-called control person liability or securities law liability (any such claim, a “Claim”), except to the extent such Claim is due to or stems from the gross negligence, willful misconduct or fraud of the Series A Director, the Investors and their respective Affiliates (other than the Company and its Subsidiaries). Notwithstanding anything herein to the contrary, in no event shall the aggregate liability of the Company under this Article X exceed an amount equal to the aggregate amount actually funded by Investors pursuant to the Purchase Agreement and this Agreement as of the applicable date of determination, less an amount equal to (i) the number of shares of Series A Preferred Stock that the Company has redeemed pursuant to Section 7 of the Certificate of Designations as of the date of determination multiplied by (ii) the Original Issue Price (as defined in the Certificate of Designations).

10.2 Prepayment of Expenses. To the extent not prohibited by applicable Law, the Company shall pay the expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any Claim in advance of its final disposition; provided, however, that, to the extent required by applicable Law, such payment of expenses in advance of the final disposition of such Claim shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified under this Article X or otherwise.

10.3 Claims. If a claim for indemnification or advancement of expenses under this Article X is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Company, such Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable Law.

10.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article X shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of any Organizational Documents of the Company or its Subsidiaries or any agreement, vote of stockholders or disinterested directors or otherwise.

10.5 Other Sources. Subject to Section 10.6, the Company’s obligation, if any, to indemnify or to advance expenses to any Covered Person shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from any other Person.

10.6 Indemnitor of First Resort. The Company hereby acknowledges that the Covered Persons may have certain rights to advancement or indemnification other than from the Company (collectively, the “Other Indemnitors”). In all events, (i) the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligation to a Covered Person to provide advancement and/or indemnification to such Covered Person are primary and any obligation of the Other Indemnitors (including any Affiliate thereof other than the Company) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of the Other Indemnitors to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Covered Person are secondary and (ii) if any Other Indemnitor (or any Affiliate thereof, other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with such Covered Person, then (x) such Other Indemnitor (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Covered Person with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such Other Indemnitor (or such other Affiliate, as the case may be) for all such payments actually made by such Other Indemnitor (or such other Affiliate, as the case may be).

ARTICLE XI

MISCELLANEOUS

11.1 Lien Releases. As soon as possible, but in any event no later than sixty (60) calendar days after the date hereof (which period may be extended in the Series A Requisite Investors’ sole discretion), the Company shall take any and all actions necessary to terminate any outstanding security interests, mortgages, liens and pledges granted by the Company or any of its Affiliates in connection with that certain Credit Agreement, dated as of April 6, 2018, (as amended from time to time the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement) under each of the Credit Documents (as defined in the Credit Agreement).

11.2 Successors and Assigns.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) The rights and obligations under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder’s Registrable Securities if (i) the transferring Holder agrees in writing with the transferee to assign such rights and obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) such transferee becomes a party to this Agreement by executing a joinder hereto, substantially in the form of Exhibit A, (iii) giving effect to such transfer, the Registrable Securities transferred to such transferee would be Registrable Securities, and (iv) such transfer shall have been made in accordance with the requirements of applicable Law and SEC Guidance. Upon compliance with the foregoing sentence any such transferee shall become a Holder under this Agreement.

(c) For the avoidance of doubt, the provisions of this Section 11.2 are subject to Section 5.2.

11.3 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. If notice is given to the Company, it shall be sent to TPI Composites, Inc., 8501 N. Scottsdale Road, Gainey Center II, Suite 100, Scottsdale, AZ 85253, Attention: William E. Siwek (bsiwek@tpicomposites.com) and Steven Fishbach (sfishbach@tpicomposites.com); and a copy (which shall not constitute notice) shall also be sent to Goodwin Procter LLP, 601 Marshall Street, Redwood City, California 94063, Attention: Bradley C. Weber (bweber@goodwinlaw.com) and Kim de Glossop (kdeglossop@goodwinlaw.com). If notice is given to the Investors, it shall be sent to c/o Oaktree Capital Management, LP, 333 S. Grand Ave., 28th Floor, Los Angeles, California 90071, Attention: Jordan Mikes (jmikes@oaktreecapital.com), Peter Jonna (pjonna@oaktreecapital.com), and Brook Hinchman (bhinchman@oaktreecapital.com); and a copy (which shall not constitute notice) shall also be sent to Sullivan & Cromwell LLP, 1888 Century Park East, Suite 2100, Los Angeles, California 90067, Attention: Patrick S. Brown (brownp@sullcrom.com) and Rita-Anne O’Neill (oneillr@sullcrom.com).

11.7 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Series A Requisite Investors and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

11.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.10 Entire Agreement. This Agreement (including the Exhibits hereto), the Certificate of Designations and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

11.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party shall bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. 11.12 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES

HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11.13 Specific Performance. Each party hereto expressly acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Agreement, and that any actual or threatened breach by a party hereto of any of the provisions of this Agreement may result in immediate, irreparable and continuing injury to the other party hereto for which a remedy at law would be inadequate. Each of the parties hereto therefore agrees that, in addition to any other available remedies the other party hereto may have in equity or at law, such other party shall be entitled, without the posting of a bond, to enforce specifically the terms and provisions of this Agreement and to obtain temporary, preliminary and permanent injunctive relief or other equitable relief, in each case issued by a court of competent jurisdiction in accordance with Section 11.11, in case of any such actual or threatened breach by such party.

11.14 Enforcement of Remedies. Notwithstanding anything contained in this Agreement to the contrary, each Holder hereby acknowledges and agrees that no Holder shall have any right to enforce this Agreement against any other Holder or compel or seek to compel any Holder to enforce this Agreement against any other Holder, and such right to enforce this Agreement against a Holder shall be solely and exclusively vested in the Company (and its successors and assigns).

11.15 Third Parties. Except as expressly set forth herein, nothing expressed or implied in this Agreement is intended or shall be construed to confer on any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

11.16 Certain Representations and Warranties; Covenants. Each party hereby represents and warrants to the other parties as follows: (a)(i) if such party is an entity, such party has all requisite authority to execute and deliver this Agreement and to perform its obligations hereunder and (ii) if such party is an individual, such party has all requisite capacity to execute and deliver this Agreement and to perform his or her obligations hereunder, (b) this Agreement has been duly executed and delivered by such party and constitutes a valid, legal and binding agreement of such party, enforceable against such party in accordance with its terms and (c) neither the execution of this Agreement by such party nor the performance of such party’s obligations hereunder shall conflict with or violate, or result in a breach or default under, any applicable Law or legal requirement or any agreement to which such party is a party or is otherwise bound.

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IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

COMPANY TPI COMPOSITES, INC.

By:	/s/ William E. Siwek
Name: William E. Siwek
Title: President and Chief Executive Officer

[Signature Page to Investor Rights Agreement]

INVESTORS:

Oaktree Power Opportunities Fund V
(Delaware) Holdings, L.P.

By: Oaktree Power Opportunities Fund V GP, L.P.
Its: General Partner

By: Oaktree Power Opportunities Fund V GP, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

By:	/s/ Robert Wu
Name: Robert Wu
Title: Authorized Signatory

[Signature Page to the Investor Rights Agreement]

Opps TPIC Holdings, LLC By: Oaktree Fund GP, LLC Its: Manager By: Oaktree Fund GP I, L.P. Its: Managing Member

By:	/s/ Brook Hinchman
Name: Brook Hinchman
Title: Authorized Signatory

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

[Signature Page to the Investor Rights Agreement]

Oaktree Phoenix Investment Fund, L.P.

By: Oaktree Phoenix Investment Fund GP, L.P.

Its: General Partner

By: Oaktree Phoenix Investment Fund GP Ltd.

Its: General Partner

By: Oaktree Capital Management, L.P.

Its: Director

By:	/s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Vice President

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Managing Director

[Signature Page to the Investor Rights Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT TO INVESTOR RIGHTS AGREEMENT

This JOINDER (the “Joinder Agreement”) to the Investor Rights Agreement, dated as of [•] by and among TPI Composites, Inc., a Delaware corporation (the “Company”) and [•] (the “Investor Rights Agreement”), is made as of [•], by and between the Company and [•] (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Investor Rights Agreement.

WHEREAS, on the date hereof, Holder has acquired [•] [shares of Common Stock] [Warrants to purchase shares of Common Stock] (the “Holder Stock”) from [•] and the Investor Rights Agreement and the Company require Holder, as a holder of such Common Stock, to become a party to the Investor Rights Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1.

Agreement to be Bound. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Investor Rights Agreement and (ii) agrees that upon execution of this Joinder Agreement, it shall become a party to the Investor Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Investor Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

2.

Successors and Assigns. Except as otherwise provided herein, this Joinder Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of any Holder Stock and the respective successors and assigns of each of them, so long as they hold any Holder Stock.

3.	Notices. For purposes of Section 11.5 of the Investor Rights Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Email]

4.

Governing Law. This Joinder Agreement and any controversy arising out of or relating to this Joinder Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Joinder Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party shall bear its own costs in respect of any disputes arising under this Joinder Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

5.

Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.

Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

7.	Titles and Subtitles. The titles and subtitles used in this Joinder Agreement are used for convenience only and are not to be considered in construing or interpreting this Joinder Agreement.

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